Exhibit 99.1

Date: June 1, 2017	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, June 1, 2017— CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter and fiscal year ended March 31, 2017. Revenues for the quarter ended March 31, 2017 were $134 million, an increase 4% from revenues of $128 million in the same quarter of the prior year. Earnings per share for the quarter ended March 31, 2017 were $0.42, an increase of 23% from earnings per share of $0.34 in the same quarter of the prior year.

Revenues for the fiscal year ended March 31, 2017 were $519 million and were $504 million for fiscal year ended March 31, 2016.   Earnings per share for the fiscal year ended March 31, 2017 were $1.51, an increase of 6% from earnings per share of $1.43 for fiscal year ended March 31, 2016.

The Company continues to invest in the development of its claims management platform, CareMC, for employers and carriers.  During the quarter, advances were made in user interfaces, consolidating information to facilitate actions and edits on each claim, increasing efficiencies and productivity.

The Return-to-Work module consolidates claimant information to shorten disability periods.  The Edge interface provides clients a single access point to streamline managed care processes, helping claims professionals quickly address their highest priority tasks.  These new features demonstrate the benefits derived by integrating various components of the workers’ compensation service continuum in real time.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the

Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, bill review and claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk

Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2016 and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2016, September 30, 2016 and December 31, 2016. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation
Quarterly Results – Income Statement
Quarters and Fiscal Year Ended March 31, 2016 and March 31, 2017

Quarter Ended	March 31, 2016	March 31, 2017
Revenues	128,294,000	133,605,000
Cost of revenues	101,849,000	105,884,000
Gross profit	26,445,000	27,721,000
General and administrative	15,812,000	15,004,000
Income from operations	10,633,000	12,717,000
Income tax provision	3,966,000	4,730,000
Net income	6,667,000	7,987,000
Earnings Per Share:
Basic	$0.34	$0.42
Diluted	$0.34	$0.42
Weighted Shares
Basic	19,581,000	19,094,000
Diluted	19,766,000	19,243,000

Fiscal Year Ended	March 31, 2016	March 31, 2017
Revenues	503,584,000	518,686,000
Cost of revenues	399,040,000	413,894,000
Gross profit	104,544,000	104,792,000
General and administrative	58,484,000	57,243,000
Income from operations	46,060,000	47,549,000
Income tax provision	17,535,000	18,070,000
Net income	28,525,000	29,479,000
Earnings Per Share:
Basic	$1.44	$1.52
Diluted	$1.43	$1.51
Weighted Shares
Basic	19,826,000	19,418,000
Diluted	20,004,000	19,570,000

CorVel Corporation
Quarterly Results – Condensed Balance Sheet
March 31, 2016 and March 31, 2017

	March 31, 2016	March 31, 2017
Cash	32,779,000	28,611,000
Customer deposits	25,649,000	32,471,000
Accounts receivable, net	59,747,000	62,841,000
Prepaid taxes and expenses	4,933,000	4,944,000
Property, net	53,268,000	63,042,000
Goodwill and other assets	43,893,000	43,474,000
Total	220,269,000	235,383,000
Accounts and taxes payable	13,233,000	16,583,000
Accrued liabilities	67,182,000	73,468,000
Deferred tax liability	7,906,000	6,686,000
Paid-in capital	130,468,000	135,686,000
Treasury stock	(391,803,000)	(419,802,000)
Retained earnings	393,283,000	422,762,000
Total	220,269,000	235,383,000